      As filed with the Securities and Exchange Commission on September 22, 1998
                                                           Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                            NEW ERA OF NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ----------------------

              DELAWARE                                    84-1234845
  (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

                        7400 EAST ORCHARD ROAD, SUITE 230
                               ENGLEWOOD, CO 80111
          (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)
                             ----------------------

                   AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)
                             ----------------------

                           GEORGE F. (RICK) ADAM, JR.
                             CHIEF EXECUTIVE OFFICER
                            NEW ERA OF NETWORKS, INC.
                        7400 EAST ORCHARD ROAD, SUITE 230
                               ENGLEWOOD, CO 80111
                                 (303) 694-3933
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ----------------------

                                   Copies to:
                             MARK L. BERTELSEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300
                             ----------------------

                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
          TITLE OF SECURITIES              AMOUNT TO BE          OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
           TO BE REGISTERED                 REGISTERED              PER SHARE            PRICE               FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value:

Newly reserved under the 1995
Stock Plan (the "OPTION PLAN")(1)
(currently outstanding options)           496,880                 $30.5686          $15,188,876.28(3)     $4,480.72

Newly reserved under the 1995 Stock
Option Plan (the "OPTION PLAN")(1)
(options available for future grants)       3,120                 $37.0625          $   115,635.00(4)     $   34.11
======================================================================================================================
Total 1995 Stock Option Plan shares
registered                                500,000
======================================================================================================================
Newly reserved under the 1997
Employee Stock Purchase Plan
(the "PURCHASE PLAN")(2)                  100,000                 $31.5031           $ 3,150,310.00(5)    $  929.34
======================================================================================================================
TOTAL:                                    600,000 shares                             $19,010,503.48       $5,445.17
======================================================================================================================

(1) In addition to the shares registered hereby, the Option Plan provides for an annual increase in the number of shares of the Registrant's Common Stock reserved and available for issuance under the Option Plan equal to the lesser of (i) 350,000, (ii) 3% of the Registrant's Common Stock outstanding as of the last business day preceding the first day of such fiscal year or
     (iii) a lesser amount determined by the Board of Directors. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that becomes issuable under the Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) In addition to the shares registered hereby, the Purchase Plan provides for an annual increase in the number of shares of the Registrant's Common Stock reserved and available for issuance under the Purchase Plan equal to the lesser of 100,000 shares, or 1.5% of the Registrant's Common Stock outstanding as of the last business day preceding the first day of such fiscal year or such lesser number of shares that the Board of Directors may determine. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that becomes issuable under the Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis at the weighted average exercise price of $30.5686 per share for the outstanding options to purchase a total of 496,880 shares of Common Stock.

(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee (based on the average high and low price of Registrant's Common Stock as reported on the Nasdaq National Market on September 21, 1998).

(5) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $31.5031 per share (85% of $37.0625, which is the average high and low price of Registrant's Common Stock as reported on the Nasdaq National Market on September 21, 1998).

================================================================================

                            NEW ERA OF NETWORKS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents and information heretofore filed with the Commission by the Registrant are incorporated herein by reference:

        1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

        2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1998 and March 31, 1998, filed pursuant to the Exchange Act;

        3. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated June 4, 1997, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which was declared effective on June 17, 1997, including any amendment or report filed for the purpose of updating such description;

        4. The Registrant's Current Reports on Form 8-K, dated June 26, 1998 and August 14, 1998, as amended, filed pursuant to the Exchange Act.

        All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain, and the Company's Amended and Restated Certificate of Incorporation does contain, a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith for which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividend or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

        The Company's Amended and Restated Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by law. The Company believes that the indemnification under its Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

        The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Amended and Restated Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

        At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnifications will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number                      Description of Document
------- ------------------------------------------------------------------------

4.1     Specimen stock certificate representing the Common Stock of the Company
        (which is incorporated herein by reference to Exhibit 4.1 to
        Registrant's 1997 Registration Statement on Form S-1 (File No. 333-20189)).

4.2     Amended and Restated Bylaws of Registrant, as amended through February
        2, 1998 (which are incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
        December 31, 1997).



 4.3 Amended and Restated Certificate of Incorporation of Registrant, as amended through May 21, 1997 (which is incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

 5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

23.1    Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2    Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
        (included in Exhibit 5.1).

24.1    Powers of Attorney (see page 6).

-----------

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commissioner by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section

15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 22, 1998.


                                            NEW ERA OF NETWORKS, INC..


                                            By:   /s/ LEONARD M. GOLDSTEIN
                                                  ------------------------------
                                                  Leonard M. Goldstein
                                                  Senior Vice President, Senior
                                                  Counsel and Secretary

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George F. Adam, Jr. and Leonard M. Goldstein, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

        IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE STATED:


             SIGNATURES                               TITLE                           DATE
-----------------------------------------------------------------------------------------------
     /s/ GEORGE F. ADAM, JR.          Chairman of the Board, President,         August 24, 1998
---------------------------------     Chief Executive Officer, and Director
         George F. Adam, Jr.

     /s/ LEONARD M. GOLDSTEIN         Senior Vice President, Senior Counsel     August 24, 1998
---------------------------------
         Leonard M. Goldstein

     /s/ STEPHEN E. WEBB              Senior Vice President and Chief           August 24, 1998
---------------------------------     Financial Officer
         Stephen E. Webb

     /s/ JAMES C. PARKS               Vice President of Finance and             August 26, 1998
---------------------------------     Controller
         James C. Parks

     /s/ HAROLD A. PISKIEL            Executive Vice President, Chief           August 24, 1998
---------------------------------     Technical Officer and Director
         Harold A. Piskiel

     /s/ STEVE LAZARUS                Director                                  August 24, 1998
---------------------------------
         Steve Lazarus

     /s/ MARK L. GORDON               Director                                  August 24, 1998
---------------------------------
         Mark L. Gordon

     /s/ JAMES REEP                   Director                                  August 24, 1998
---------------------------------
         James Reep

     /s/ ELISABETH W. IRELAND         Director                                   August 1, 1998
---------------------------------
         Elisabeth W. Ireland

     /s/ PATRICK J. FORTUNE           Director                                  August 24, 1998
---------------------------------
         Patrick J. Fortune

     /s/ JOSEPH E. KASPUTYS           Director                                  August 23, 1998
---------------------------------
         Joseph E. Kasputys


                                Index to Exhibits


Exhibit
Number                      Description of Document
------- ------------------------------------------------------------------------

 4.1    Specimen stock certificate representing the Common Stock of the Company
        (which is incorporated herein by reference to Exhibit 4.1 to
        Registrant's 1997 Registration Statement on Form S-1 (File No. 333-20189)).

 4.2    Amended and Restated Bylaws of Registrant, as amended through February
        2, 1998 (which are incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
        December 31, 1997).

 4.3 Amended and Restated Certificate of Incorporation of Registrant, as amended through May 21, 1997 (which is incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

 5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

23.1    Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2    Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
        (included in Exhibit 5.1).

24.1    Powers of Attorney (see page 6).

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                                       -7-